Exhibit 99.1

FOR IMMEDIATE RELEASE

January 16, 2019

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports fourth quarter 2018 EPS of $1.10

Results include $1.9 million, or $.02 per share after tax, impact from nonoperating items

GULFPORT, Miss. (January 16, 2019) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the fourth quarter of 2018. Net income for the fourth quarter of 2018 was $96.2 million, or $1.10 per diluted common share (EPS), compared to $83.9 million, or $.96 EPS in the third quarter of 2018 and $55.4 million, or $.64 EPS, in the fourth quarter of 2017. The fourth quarter of 2018 included $1.9 million ($.02 per share after-tax impact) of nonoperating items. The third quarter of 2018 included $4.8 million ($.05 per share impact) of nonoperating items and the fourth quarter of 2017 included a tax reform related re-measurement charge of the net deferred tax asset (DTA) of $19.5 million ($.22 per share impact).

Highlights of the company’s fourth quarter 2018 results (compared to third quarter 2018):

"	Net income increased $12.4 million, or 15%
"	EPS increased $.14 to $1.10; excluding nonoperating items, EPS increased $.11 to $1.12
"	Net loan growth of $483 million, or 2%, surpassing $20 billion in total loans; reflects sale of $116 million of loans in fourth quarter
"	NIM expanded by 3 bps to 3.39%
"

Criticized commercial loans declined $208 million, or 25% linked-quarter; $78 million energy, $131 million nonenergy; nonperforming loans declined by $37 million, or 10% linked-quarter; $23 million energy, $15 million nonenergy

"	TCE ratio improved to 8.02%, up 35 bps
"	Tax rate of 8% lower than typical rate of 18%; lower rate attributable to tax reform strategies and stock-based incentive compensation vesting

“We ended the year with solid results, and the year as a whole reflected strong growth and improved performance,” said John M. Hairston President & CEO. “For the full year of 2018, net income was up 50%, EPS increased $1.24 to $3.72, ROA was up 35 bps to 1.17%, loans grew $1 billion, commercial criticized loans declined $451 million, we achieved our goal of reducing our energy exposure and continued shifting our loan mix within the portfolio, ended the year with TCE back above 8%, all while changing our name and closing 2 transactions. We achieved a few of our 2019 CSOs during 2018, and adopted new ones early this year which target what we believe will be better performance and profitability in the future.”

Loans

Total loans at December 31, 2018 were $20.0 billion, up approximately $483 million, or 2%, linked-quarter. The growth in loans includes the sale of $116 million of lower yielding municipal loans in the fourth quarter. Net loan growth during the quarter continues to be diversified across our regions with all regions reporting strong growth. Additional areas of growth were in mortgage and energy.

At December 31, 2018, loans to the energy industry totaled $1.1 billion, or 5.3% of total loans. The energy portfolio increased $132 million linked-quarter, and is comprised of credits to both the exploration and production (E&P) sector and the support services sector. The growth was primarily in E&P and midstream, as we continue our focus on shifting the mix between subsectors. Payoffs and paydowns of $45 million and charge-offs of $16 million were offset by $193 million in fundings.

Average loans totaled $19.8 billion for the fourth quarter of 2018, up $353 million, or 2%, linked-quarter.

Deposits

Total deposits at December 31, 2018 were $23.2 billion, up $732 million, or 3%, from September 30, 2018. Average deposits for the fourth quarter of 2018 were $22.5 billion, up $477 million, or 2%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $8.5 billion at December 31, 2018, up $358 million, or 4%, from September 30, 2018. DDAs comprised 37% of total period-end deposits at December 31, 2018.

Interest-bearing transaction and savings deposits totaled $8.0 billion at the end of the fourth quarter of 2018, up $28 million, or less than 1%, from September 30, 2018. Time deposits of $3.6 billion were down $46 million, or 1%, while interest-bearing public fund deposits increased $393 million, or 15%, to $3.0 billion at December 31, 2018. The net decrease in time deposits reflects a decline in brokered CDs of $168 million, partly offset by an increase of $121 million in retail CDs. The increase in public funds is seasonal and primarily related to year-end tax payments collected by local municipalities.

Asset Quality

Nonperforming assets (NPAs) totaled $352.6 million at December 31, 2018, down $38.7 million, or 10%, from September 30, 2018. During the fourth quarter of 2018, total nonperforming loans decreased approximately $37.5 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $1.2 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.76% at December 31, 2018, down 24 bps from September 30, 2018.

The total allowance for loan losses (ALLL) was $194.5 million at December 31, 2018, down $20.0 million, or 9%, from September 30, 2018.  The allowance for credits in the energy portfolio totaled $33.2 million, or 3.1% of energy loans, at December 31, 2018, as compared to $50.2 million, or 5.4% of energy loans, at September 30, 2018. The allowance for credits in the nonenergy portfolio totaled $161.3 million, or 0.85% of nonenergy loans, at December 31, 2018, as compared to $164.3 million, or 0.88% of nonenergy loans, at September 30, 2018. The ratio of the allowance for loan losses to period-end loans was 0.97% at December 31, 2018, down 13 bps from 1.10% at September 30, 2018.

Net charge-offs were $28.1 million, or 0.56% of average total loans on an annualized basis in the fourth quarter of 2018, up from $6.9 million, or 0.14% of average total loans in the third quarter of 2018. Included in the total were $15.8 million of energy charge-offs. Approximately $21 million of net charge-offs were related to 2 credits, (one energy, one nonenergy), and had been largely reserved for in prior periods. During the fourth quarter of 2018, the company recorded a total provision for loan losses of $8.1 million, up from $6.9 million in the third quarter of 2018.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the fourth quarter of 2018 was $221.5 million, up $3.2 million from the third quarter of 2018. The increase is primarily due to higher level of average earning assets in the quarter, an improvement in deposit betas along with a shift in our funding mix and the portfolio restructuring implemented during the fourth quarter.

In late the fourth quarter the company sold 192,000 shares of VISA-B stock for a net gain of $33.2 million. The VISA-B shares net gain offset losses associated with selling $481 million of lower yielding bonds and $116 million of lower yielding municipal loans. Proceeds from the sales were used to purchase $260 million of higher yielding bonds and to pay down $346 million of FHLB advances. The VISA-B trade and related restructuring improves the company’s yields on investment securities and loans, while also improving the company’s funding mix.

Average earning assets were $26.0 billion for the fourth quarter of 2018, up $178.8 million, or less than 1%, from the third quarter of 2018. The net interest margin (TE) was 3.39% for the fourth quarter of 2018, up 3 bps from the third quarter of 2018. The increase in the margin reflects a positive impact from a 10 bp increase in the average earning asset yield (an 8 bp increase in loan yield and a 7 bp increase in yield on the securities portfolio), partially offset by a 7 bp increase in the cost of funds. The portfolio restructuring noted above added 2 bps to the margin, while changes in the funding mix also contributed positively.

Noninterest Income

Noninterest income totaled $74.5 million for the fourth quarter of 2018, down $1.0 million, or 1%, from the third quarter of 2018. Included in the total is $0.6 million in net gains related to the portfolio restructuring noted above.

Service charges on deposits totaled $21.5 million for the fourth quarter of 2018, up $0.1 million, or less than 1%, from the third quarter of 2018. Bank card and ATM fees totaled $15.7 million, up $0.8 million, or 5%, from the third quarter of 2018. The increase from the third quarter is primarily due to seasonality.

Trust fees totaled $15.8 million, down $1.0 million, or 6% linked-quarter. The net decline from the third quarter is mainly related to market conditions.

Investment and annuity income and insurance fees totaled $6.3 million, down $0.3 million, or 5%, linked-quarter primarily due to market conditions. Fees from secondary mortgage operations totaled $3.9 million for the fourth quarter of 2018, down $0.4 million, or 9%, linked-quarter, mainly due to market interest rates. Other noninterest income totaled $10.8 million, down $0.7 million, or 6%, from the third quarter of 2018.

Noninterest Expense & Taxes

Noninterest expense for the fourth quarter of 2018 totaled $179.4 million, down $1.8 million, or 1%, from the third quarter of 2018. Included in the fourth quarter total was $2.5 million of nonoperating expense related to the trust and asset management acquisition, expenses from Hurricane Michael and the move of the New Orleans main office. There was $4.8 million of nonoperating expense in the third quarter of 2018. Excluding nonoperating items, operating expense for the fourth quarter of 2018 totaled $176.9 million, up $0.5 million, or less than 1% linked-quarter. The discussion below excludes nonoperating items.

Total personnel expense was $104.9 million in the fourth quarter of 2018, up $3.7 million, or 4%, from the third quarter of 2018. This increase is mainly related to incentive pay and a full quarter of the recently acquired trust and asset management business.

Occupancy and equipment expense totaled $16.0 million in the fourth quarter of 2018, up $0.5 million, or 3%, from the third quarter of 2018.

Amortization of intangibles totaled $5.5 million for the fourth quarter of 2018, down $0.2 million or 3% linked-quarter.

Other operating expense totaled $50.6 million in the fourth quarter of 2018, down $3.5 million, or 7%, from the third quarter of 2018.

The effective income tax rate for the fourth quarter of 2018 was 8%. Management expects the tax rate in the first quarter of 2019 to approximate 17-19%. The lower tax rate in fourth quarter reflects tax reform related strategies and the impact of stock award vesting. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at December 31, 2018 totaled $3.1 billion, up $102 million, or 3%, from third quarter 2018. The tangible common equity (TCE) ratio was 8.02%, up 35 bps from September 30, 2018. We repurchased 200,000 shares of common stock during the quarter. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 8:30 a.m. Central Time on Thursday, January 17, 2019 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to fourth quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through January 24, 2019 by dialing (855) 859-2056 or (404) 537-3406, passcode 4594604.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concepts “core” or “operating.” The company uses the term “core” to describe a financial measure that excludes income or expense arising from accretion or amortization of fair value adjustments recorded as part of purchase accounting. The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

We define Core Net Interest Income as net interest income (TE) excluding net purchase accounting accretion and amortization. We define Core Net Interest Margin as core net interest income expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Operating Revenue as net interest income (TE) and noninterest income less nonoperating revenue.  We define Operating Pre-Provision Net Revenue as operating revenue (TE) less noninterest expense, excluding nonoperating items. Management believes that operating pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. A reconciliation of reported net interest income to operating pre-provision net revenue is included in Appendix A.

We define Operating Earnings as reported net income excluding nonoperating items net of income tax.  We define Operating Earnings per Share as operating earnings expressed as an amount available to each common shareholder on a diluted basis. A reconciliation of reported net income to operating earnings is presented in the Income Statement table and a reconciliation of reported earnings per share – diluted to operating earnings per share – diluted is presented in Appendix A.

Important Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, the impact of the transaction with Capital One on our performance and financial condition, including our ability to successfully integrate the business, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, increased cybersecurity risks, including potential business disruptions or financial losses, and the financial impact of regulatory requirements and tax reform legislation. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook”, or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
NET INCOME
Net interest income	$217,433	$214,194	$208,047	$848,838	$792,312
Net interest income (TE) (a)	221,471	218,289	216,996	865,015	826,702
Provision for loan losses	8,100	6,872	14,986	36,116	58,968
Noninterest income	74,538	75,518	69,688	285,140	267,781
Noninterest expense	179,366	181,187	168,063	715,746	692,691
Income tax expense	8,265	17,775	39,237	58,346	92,802
Net income	$96,240	$83,878	$55,449	$323,770	$215,632
Earnings excluding nonoperating items
Net income	$96,240	$83,878	$55,449	$323,770	$215,632
Nonoperating items, net of income tax benefit	1,465	3,813	—	23,546	15,679
Income tax resulting from re-measurement of deferred tax asset	—	—	19,520	—	19,520
Operating earnings	$97,705	$87,691	$74,969	$347,316	$250,831
PERIOD-END BALANCE SHEET DATA
Loans	$20,026,411	$19,543,717	$19,004,163	$20,026,411	$19,004,163
Securities	5,670,584	5,987,447	5,888,380	5,670,584	5,888,380
Earning assets	25,836,239	25,668,281	25,024,792	25,836,239	25,024,792
Total assets	28,235,907	28,098,175	27,336,086	28,235,907	27,336,086
Noninterest-bearing deposits	8,499,027	8,140,530	8,307,497	8,499,027	8,307,497
Total deposits	23,150,185	22,417,807	22,253,202	23,150,185	22,253,202
Common shareholders' equity	3,081,340	2,978,878	2,884,949	3,081,340	2,884,949
AVERAGE BALANCE SHEET DATA
Loans	$19,817,729	$19,464,639	$18,839,537	$19,378,428	$18,280,885
Securities (b)	5,965,461	6,186,410	5,801,451	6,020,947	5,442,829
Earning assets	26,011,183	25,832,372	24,812,676	25,588,372	24,108,711
Total assets	28,259,963	28,026,923	26,973,507	27,755,808	26,240,751
Noninterest-bearing deposits	8,260,487	8,017,353	8,095,563	8,095,256	7,777,652
Total deposits	22,498,145	22,021,559	21,762,757	22,166,998	20,831,582
Common shareholders' equity	2,993,265	2,952,431	2,867,475	2,932,263	2,806,868
COMMON SHARE DATA
Earnings per share - diluted	$1.10	$0.96	$0.64	$3.72	$2.48
Cash dividends per share	0.27	0.27	0.24	1.02	0.96
Book value per share (period-end)	35.98	34.90	33.86	35.98	33.86
Tangible book value per share (period-end)	25.62	24.44	24.05	25.62	24.05
Weighted average number of shares - diluted	85,677	85,539	85,303	85,521	84,963
Period-end number of shares	85,643	85,364	85,200	85,643	85,200
Market data
High sales price	$49.22	$53.00	$53.35	$56.40	$53.35
Low sales price	32.59	46.05	46.18	32.59	41.05
Period-end closing price	34.77	47.55	49.50	34.77	49.50
Trading volume	33,269	28,332	29,308	132,677	146,705
PERFORMANCE RATIOS
Return on average assets	1.35%	1.19%	0.82%	1.17%	0.82%
Return on average common equity	12.76%	11.27%	7.67%	11.04%	7.68%
Return on average tangible common equity	18.15%	16.11%	10.81%	15.62%	10.78%
Tangible common equity ratio (c)	8.02%	7.67%	7.73%	8.02%	7.73%
Net interest margin (TE) (d)	3.39%	3.36%	3.48%	3.38%	3.43%
Average loan/deposit ratio	88.09%	88.39%	86.57%	87.42%	87.76%
Allowance for loan losses as a percentage of period-end loans	0.97%	1.10%	1.14%	0.97%	1.14%
Annualized net charge-offs to average loans	0.56%	0.14%	0.44%	0.27%	0.38%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	58.60%	55.25%	54.18%	58.60%	54.18%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$1.12	$1.01	$0.86	$3.99	$2.89
Return on average assets - operating	1.37%	1.24%	1.10%	1.25%	0.96%
Return on average common equity - operating	12.95%	11.78%	10.37%	11.84%	8.94%
Return on average tangible common equity - operating	18.43%	16.84%	14.62%	16.76%	12.54%
Efficiency ratio (e)	58.03%	58.11%	56.57%	57.77%	58.87%
Noninterest income as a percent of total revenue (TE) - operating	25.03%	25.70%	24.31%	24.83%	24.16%
FTE headcount	3,933	3,858	3,887	3,933	3,887

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three and twelve months ended December 31, 2018 and the three months ended September 30, 2018, and 35% for the three and twelve months ended December 31, 2017.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) Refer to Appendix A for reconciliation of this non-GAAP measure.
(e) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
NET INCOME
Net interest income	$217,433	$214,194	$211,547	$205,664	$208,047
Net interest income (TE) (a)	221,471	218,289	215,628	209,627	216,996
Provision for loan losses	8,100	6,872	8,891	12,253	14,986
Noninterest income	74,538	75,518	68,832	66,252	69,688
Noninterest expense	179,366	181,187	184,402	170,791	168,063
Income tax expense	8,265	17,775	15,909	16,397	39,237
Net income	$96,240	$83,878	$71,177	$72,475	$55,449
Earnings excluding nonoperating items
Net income	$96,240	$83,878	$71,177	$72,475	$55,449
Nonoperating items, net of income tax benefit	1,465	3,813	12,486	5,782	—
Income tax resulting from re-measurement of deferred tax asset	—	—	—	—	19,520
Operating earnings	$97,705	$87,691	$83,663	$78,257	$74,969
PERIOD-END BALANCE SHEET DATA
Loans	$20,026,411	$19,543,717	$19,370,917	$19,092,504	$19,004,163
Securities	5,670,584	5,987,447	6,113,873	5,930,076	5,888,380
Earning assets	25,836,239	25,668,281	25,625,047	25,105,948	25,024,792
Total assets	28,235,907	28,098,175	27,925,447	27,297,337	27,336,086
Noninterest-bearing deposits	8,499,027	8,140,530	8,165,796	8,230,060	8,307,497
Total deposits	23,150,185	22,417,807	22,235,338	22,485,722	22,253,202
Common shareholders' equity	3,081,340	2,978,878	2,929,555	2,896,038	2,884,949
AVERAGE BALANCE SHEET DATA
Loans	$19,817,729	$19,464,639	$19,193,234	$19,028,490	$18,839,537
Securities (b)	5,965,461	6,186,410	6,032,058	5,897,290	5,801,451
Earning assets	26,011,183	25,832,372	25,391,025	25,106,283	24,812,676
Total assets	28,259,963	28,026,923	27,485,052	27,237,077	26,973,507
Noninterest-bearing deposits	8,260,487	8,017,353	8,149,521	7,951,121	8,095,563
Total deposits	22,498,145	22,021,559	22,101,474	22,043,419	21,762,757
Common shareholders' equity	2,993,265	2,952,431	2,908,997	2,872,813	2,867,475
COMMON SHARE DATA
Earnings per share - diluted	$1.10	$0.96	$0.82	$0.83	$0.64
Cash dividends per share	0.27	0.27	0.24	0.24	0.24
Book value per share (period-end)	35.98	34.90	34.33	33.96	33.86
Tangible book value per share (period-end)	25.62	24.44	24.66	24.22	24.05
Weighted average number of shares - diluted	85,677	85,539	85,483	85,423	85,303
Period-end number of shares	85,643	85,364	85,335	85,285	85,200
Market data
High sales price	$49.22	$53.00	$55.00	$56.40	$53.35
Low sales price	32.59	46.05	45.76	49.48	46.18
Period-end closing price	34.77	47.55	46.65	51.70	49.50
Trading volume	33,269	28,332	35,705	35,370	29,308
PERFORMANCE RATIOS
Return on average assets	1.35%	1.19%	1.04%	1.08%	0.82%
Return on average common equity	12.76%	11.27%	9.81%	10.23%	7.67%
Return on average tangible common equity	18.15%	16.11%	13.72%	14.41%	10.81%
Tangible common equity ratio (c)	8.02%	7.67%	7.76%	7.80%	7.73%
Net interest margin (TE) (d)	3.39%	3.36%	3.40%	3.37%	3.48%
Average loan/deposit ratio	88.09%	88.39%	86.84%	86.32%	86.57%
Allowance for loan losses as a percent of period-end loans	0.97%	1.10%	1.11%	1.10%	1.14%
Annualized net charge-offs to average loans	0.56%	0.14%	0.11%	0.26%	0.44%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	58.60%	55.25%	53.35%	46.37%	54.18%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$1.12	$1.01	$0.96	$0.90	$0.86
Return on average assets - operating	1.37%	1.24%	1.22%	1.17%	1.10%
Return on average common equity - operating	12.95%	11.78%	11.54%	11.05%	10.37%
Return on average tangible common equity - operating	18.43%	16.84%	16.12%	15.56%	14.62%
Efficiency ratio (e)	58.03%	58.11%	57.40%	57.51%	56.57%
Noninterest income as a percent of total revenue (TE) - operating	25.03%	25.70%	24.20%	24.33%	24.31%
FTE headcount	3,933	3,858	3,780	3,775	3,887

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, and 35% for the three months ended December 31, 2017.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) Refer to Appendix A for reconciliation of this non-GAAP measure.
(e) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
NET INCOME
Interest income	$271,357	$263,212	$239,173	$1,028,268	$900,581
Interest income (TE) (f)	275,395	267,307	248,122	1,044,445	934,971
Interest expense	53,924	49,018	31,126	179,430	108,269
Net interest income (TE)	221,471	218,289	216,996	865,015	826,702
Provision for loan losses	8,100	6,872	14,986	36,116	58,968
Noninterest income	74,538	75,518	69,688	285,140	267,781
Noninterest expense	179,366	181,187	168,063	715,746	692,691
Income before income taxes	104,505	101,653	94,686	382,116	308,434
Income tax expense	8,265	17,775	39,237	58,346	92,802
Net income	$96,240	$83,878	$55,449	$323,770	$215,632
Earnings excluding nonoperating items
Net income	$96,240	$83,878	$55,449	$323,770	$215,632
Nonoperating income	(604)	—	—	541	(4,352)
Nonoperating expense	2,458	4,827	—	28,943	28,473
Income tax benefit	(389)	(1,014)	—	(5,938)	(8,442)
Income tax resulting from re-measurement of deferred tax asset	—	—	19,520	—	19,520
Nonoperating items, net of applicable income tax benefit	1,465	3,813	19,520	23,546	35,199
Operating earnings	$97,705	$87,691	$74,969	$347,316	$250,831
NONINTEREST INCOME
Service charges on deposit accounts	$21,466	$21,377	$22,455	$85,272	$83,166
Trust fees	15,762	16,738	11,079	55,488	44,538
Bank card and ATM fees	15,656	14,862	14,234	60,440	53,779
Insurance and investment commissions, and annuity fees	6,307	6,652	5,802	25,348	23,741
Secondary mortgage market operations	3,933	4,333	3,244	15,632	15,209
Amortization of FDIC loss share receivable	—	—	—	—	(2,427)
Other income	10,810	11,556	12,874	43,501	45,423
Total operating noninterest income	73,934	75,518	69,688	285,681	263,429
Nonoperating income	604	—	—	(541)	4,352
Total noninterest income	$74,538	$75,518	$69,688	$285,140	$267,781
NONINTEREST EXPENSE
Personnel expense (g)	$104,908	$101,173	$99,558	$399,282	$388,251
Net occupancy and equipment expense	15,980	15,452	14,968	61,208	61,935
Other operating expense (g)	50,548	54,097	47,652	204,263	191,615
Amortization of intangibles	5,472	5,638	5,885	22,050	22,417
Total operating expense	176,908	176,360	168,063	686,803	664,218
Nonoperating expense	2,458	4,827	—	28,943	28,473
Total noninterest expense	$179,366	$181,187	$168,063	$715,746	$692,691
COMMON SHARE DATA
Earnings per share:
Basic	$1.11	$0.96	$0.64	$3.72	$2.49
Diluted	1.10	0.96	0.64	3.72	2.48
Operating earnings per share:
Diluted (h)	$1.12	$1.01	$0.86	$3.99	$2.89

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three and twelve months ended December 31, 2018 and the three months ended September 30, 2018, and 35% for the three and twelve months ended December 31, 2017.

(g) Prior period presentation reflects a reclassification of certain pension related costs between personnel expense and other noninterest expense in accordance with ASU 2017-07.
(h) Refer to Appendix A for reconciliation of this non-GAAP measure.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
NET INCOME
Interest income	$271,357	$263,212	$252,304	$241,395	$239,173
Interest income (TE) (f)	275,395	267,307	256,385	245,358	248,122
Interest expense	53,924	49,018	40,757	35,731	31,126
Net interest income (TE)	221,471	218,289	215,628	209,627	216,996
Provision for loan losses	8,100	6,872	8,891	12,253	14,986
Noninterest income	74,538	75,518	68,832	66,252	69,688
Noninterest expense	179,366	181,187	184,402	170,791	168,063
Income before income taxes	104,505	101,653	87,086	88,872	94,686
Income tax expense	8,265	17,775	15,909	16,397	39,237
Net income	$96,240	$83,878	$71,177	$72,475	$55,449
Earnings excluding nonoperating items
Net income	$96,240	$83,878	$71,177	$72,475	$55,449
Nonoperating income	(604)	—	—	1,145	—
Nonoperating expense	2,458	4,827	15,805	5,853	—
Income tax benefit	(389)	(1,014)	(3,319)	(1,216)	—
Income tax resulting from re-measurement of deferred tax asset	—	—	—	—	19,520
Nonoperating items, net of applicable income tax benefit	1,465	3,813	12,486	5,782	19,520
Operating earnings	$97,705	$87,691	$83,663	$78,257	$74,969
NONINTEREST INCOME
Service charges on deposit accounts	$21,466	$21,377	$20,981	$21,448	$22,455
Trust fees	15,762	16,738	11,653	11,335	11,079
Bank card and ATM fees	15,656	14,862	15,464	14,458	14,234
Investment and insurance commissions, and annuity fees	6,307	6,652	6,264	6,125	5,802
Secondary mortgage market operations	3,933	4,333	3,965	3,401	3,244
Other income	10,810	11,556	10,505	10,630	12,874
Total operating noninterest income	73,934	75,518	68,832	67,397	69,688
Nonoperating income	604	—	—	(1,145)	—
Total noninterest income	$74,538	$75,518	$68,832	$66,252	$69,688
NONINTEREST EXPENSE
Personnel expense (g)	$104,908	$101,173	$96,835	$96,366	$99,558
Net occupancy and equipment expense	15,980	15,452	15,340	14,436	14,968
Other operating expense (g)	50,548	54,097	51,100	48,518	47,652
Amortization of intangibles	5,472	5,638	5,322	5,618	5,885
Total operating expense	176,908	176,360	168,597	164,938	168,063
Nonoperating expense	2,458	4,827	15,805	5,853	—
Total noninterest expense	$179,366	$181,187	$184,402	$170,791	$168,063
COMMON SHARE DATA
Earnings per share:
Basic	$1.11	$0.96	$0.82	$0.83	$0.64
Diluted	1.10	0.96	0.82	0.83	0.64
Operating earnings per share:
Diluted (h)	$1.12	$1.01	$0.96	$0.90	$0.86

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, and 35% for the three months ended December 31, 2017.

(g) Prior period presentation reflects a reclassification of certain pension related costs between personnel expense and other noninterest expense in accordance with ASU 2017-07.
(h) Refer to Appendix A for reconciliation of this non-GAAP measure.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
ASSETS
Commercial non-real estate loans	$8,620,601	$8,438,884	$8,410,961	$8,336,222	$8,297,937
Commercial real estate - owner occupied	2,457,748	2,300,271	2,233,794	2,185,543	2,142,439
Total commercial and industrial loans	11,078,349	10,739,155	10,644,755	10,521,765	10,440,376
Commercial real estate - income producing	2,341,779	2,311,699	2,342,192	2,394,862	2,384,599
Construction and land development loans	1,548,335	1,523,419	1,515,233	1,413,878	1,373,421
Residential mortgage loans	2,910,081	2,846,916	2,780,359	2,732,821	2,690,472
Consumer loans	2,147,867	2,122,528	2,088,378	2,029,178	2,115,295
Total loans	20,026,411	19,543,717	19,370,917	19,092,504	19,004,163
Loans held for sale	28,150	29,043	36,047	21,827	39,865
Securities	5,670,584	5,987,447	6,113,873	5,930,076	5,888,380
Short-term investments	111,094	108,074	104,210	61,541	92,384
Earning assets	25,836,239	25,668,281	25,625,047	25,105,948	25,024,792
Allowance for loan losses	(194,514)	(214,550)	(214,530)	(210,713)	(217,308)
Goodwill and other intangible assets	887,123	892,595	825,223	830,544	836,163
Other assets	1,707,059	1,751,849	1,689,707	1,571,558	1,692,439
Total assets	$28,235,907	$28,098,175	$27,925,447	$27,297,337	$27,336,086
LIABILITIES
Noninterest-bearing deposits	$8,499,027	$8,140,530	$8,165,796	$8,230,060	$8,307,497
Interest-bearing transaction and savings deposits	8,000,093	7,972,417	7,711,542	8,058,793	8,181,554
Interest-bearing public fund deposits	3,006,516	2,613,858	2,854,839	3,108,008	3,040,318
Time deposits	3,644,549	3,691,002	3,503,161	3,088,861	2,723,833
Total interest-bearing deposits	14,651,158	14,277,277	14,069,542	14,255,662	13,945,705
Total deposits	23,150,185	22,417,807	22,235,338	22,485,722	22,253,202
Short-term borrowings	1,589,128	2,276,647	2,314,190	1,452,097	1,703,890
Long-term debt	224,993	215,912	266,009	300,443	305,513
Other liabilities	190,261	208,931	180,355	163,037	188,532
Total liabilities	25,154,567	25,119,297	24,995,892	24,401,299	24,451,137
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,018,457	2,028,160	2,022,258	2,016,405	2,010,833
Retained earnings	1,243,592	1,170,897	1,110,506	1,060,182	1,008,518
Accumulated other comprehensive income	(180,709)	(220,179)	(203,209)	(180,549)	(134,402)
Total common shareholders' equity	3,081,340	2,978,878	2,929,555	2,896,038	2,884,949
Total liabilities & shareholders' equity	$28,235,907	$28,098,175	$27,925,447	$27,297,337	$27,336,086
CAPITAL RATIOS
Tangible common equity	$2,194,217	$2,086,283	$2,104,332	$2,065,494	$2,048,787
Tier 1 capital (i)	2,392,308	2,323,845	2,324,691	2,261,741	2,214,723
Common equity (period-end) as a percent of total assets (period-end)	10.91%	10.60%	10.49%	10.61%	10.55%
Tangible common equity ratio	8.02%	7.67%	7.76%	7.80%	7.73%
Leverage (Tier 1) ratio (i)	8.67%	8.50%	8.66%	8.51%	8.43%
Tier 1 risk-based capital ratio (i)	10.51%	10.36%	10.48%	10.35%	10.21%
Total risk-based capital ratio (i)	12.02%	11.98%	12.12%	12.00%	11.90%

(i) Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
ASSETS
Commercial non-real estate loans	$8,580,415	$8,403,921	$8,171,016	$8,407,218	$8,048,128
Commercial real estate - owner occupied	2,376,338	2,228,631	2,102,635	2,243,806	2,041,631
Total commercial and industrial loans	10,956,753	10,632,552	10,273,651	10,651,024	10,089,759
Commercial real estate - income producing	2,339,078	2,364,839	2,451,823	2,360,575	2,380,012
Construction and land development loans	1,499,044	1,544,890	1,370,617	1,475,736	1,281,251
Residential mortgage loans	2,888,261	2,816,151	2,642,308	2,794,804	2,445,787
Consumer loans	2,134,593	2,106,207	2,101,138	2,096,289	2,084,076
Total loans	19,817,729	19,464,639	18,839,537	19,378,428	18,280,885
Loans held for sale	22,187	25,992	22,231	25,710	21,920
Securities (j)	5,965,461	6,186,410	5,801,451	6,020,947	5,442,829
Short-term investments	205,806	155,331	149,457	163,287	363,077
Earning assets	26,011,183	25,832,372	24,812,676	25,588,372	24,108,711
Allowance for loan losses	(213,902)	(214,376)	(225,769)	(214,452)	(223,416)
Goodwill and other intangible assets	889,820	886,226	833,162	859,498	806,900
Other assets	1,572,862	1,522,701	1,553,438	1,522,390	1,548,556
Total assets	$28,259,963	$28,026,923	$26,973,507	$27,755,808	$26,240,751
LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$8,260,487	$8,017,353	$8,095,563	$8,095,256	$7,777,652
Interest-bearing transaction and savings deposits	7,940,670	7,944,349	7,927,250	7,946,765	7,746,220
Interest-bearing public fund deposits	2,680,837	2,682,269	2,803,547	2,849,297	2,664,929
Time deposits	3,616,151	3,377,588	2,936,397	3,275,680	2,642,781
Total interest-bearing deposits	14,237,658	14,004,206	13,667,194	14,071,742	13,053,930
Total deposits	22,498,145	22,021,559	21,762,757	22,166,998	20,831,582
Short-term borrowings	2,330,280	2,610,176	1,763,189	2,190,772	2,006,896
Long-term debt	222,339	241,517	312,719	266,870	384,127
Other liabilities	215,934	201,240	267,367	198,905	211,278
Common shareholders' equity	2,993,265	2,952,431	2,867,475	2,932,263	2,806,868
Total liabilities & shareholders' equity	$28,259,963	$28,026,923	$26,973,507	$27,755,808	$26,240,751

(j) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	12/31/2018			9/30/2018			12/31/2017
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$14,794.9	$172.8	4.64%	$14,542.3	$168.9	4.61%	$14,096.1	$154.5	4.35%
Residential mortgage loans	2,888.2	29.2	4.04%	2,816.2	29.4	4.17%	2,642.3	26.3	3.99%
Consumer loans	2,134.6	32.5	6.04%	2,106.2	28.6	5.39%	2,101.1	29.8	5.63%
Loan fees & late charges	—	0.6	0.00%	—	—	0.00%	—	0.6	0.00%
Total loans (TE) (l)	19,817.7	235.1	4.71%	19,464.7	226.9	4.63%	18,839.5	211.2	4.46%
Loans held for sale	22.2	0.2	2.91%	26.0	0.3	3.60%	22.2	0.2	3.28%
US Treasury and government agency securities	131.8	0.8	2.23%	144.7	0.8	2.21%	144.5	0.8	2.21%
CMOs and mortgage backed securities	4,896.2	30.9	2.53%	5,092.4	31.1	2.44%	4,682.2	26.2	2.24%
Municipals (TE)	933.9	7.4	3.17%	945.7	7.5	3.19%	971.1	9.3	3.82%
Other securities	3.6	—	2.77%	3.6	—	2.81%	3.7	0.0	2.03%
Total securities (TE) (m)	5,965.5	39.1	2.62%	6,186.4	39.4	2.55%	5,801.5	36.3	2.50%
Total short-term investments	205.8	1.0	2.01%	155.3	0.7	1.71%	149.5	0.4	1.07%
Average earning assets yield (TE)	$26,011.2	$275.4	4.21%	$25,832.4	$267.3	4.11%	$24,812.7	248.1	3.98%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,940.7	12.4	0.62%	$7,944.3	10.9	0.54%	$7,927.3	8.3	0.42%
Time deposits	3,616.2	16.6	1.82%	3,377.6	14.1	1.66%	2,936.4	8.7	1.17%
Public funds	2,680.8	10.7	1.58%	2,682.3	9.2	1.36%	2,803.5	6.6	0.93%
Total interest-bearing deposits	14,237.7	39.7	1.11%	14,004.2	34.2	0.97%	13,667.2	23.6	0.68%
Short-term borrowings	2,330.3	11.5	1.98%	2,610.2	11.8	1.81%	1,763.2	4.1	0.92%
Long-term debt	222.3	2.7	4.82%	241.5	3.0	5.05%	312.7	3.4	4.37%
Total borrowings	2,552.6	14.2	2.21%	2,851.7	14.8	2.07%	2,075.9	7.5	1.45%
Total interest-bearing liabilities cost	16,790.3	53.9	1.27%	16,855.9	49.0	1.15%	15,743.1	31.1	0.79%
Net interest-free funding sources	9,220.9			8,976.5			9,069.6
Total cost of funds	26,011.2	53.9	0.82%	25,832.4	49.0	0.75%	24,812.7	31.1	0.50%
Net Interest Spread (TE)		$221.5	2.94%		$218.3	2.96%		$217.0	3.19%
Net Interest Margin (TE)	$26,011.2	$221.5	3.39%	$25,832.4	$218.3	3.36%	$24,812.7	$217.0	3.48%

(k) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended December 31, 2018 and September 30, 2018, and 35% for the three months ended December 31, 2017.

(l) Includes nonaccrual loans.
(m) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Twelve Months Ended
	12/31/2018			12/31/2017
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$14,487.3	$655.0	4.52%	$13,751.0	$584.6	4.25%
Residential mortgage loans	2,794.8	114.5	4.10%	2,445.8	95.0	3.89%
Consumer loans	2,096.3	117.4	5.60%	2,084.1	115.1	5.52%
Loan fees & late charges	—	1.3	0.00%	—	(0.4)	0.00%
Total loans (TE) (l)	19,378.4	888.2	4.58%	18,280.9	794.3	4.35%
Loans held for sale	25.7	0.9	3.68%	21.9	0.9	3.88%
US Treasury and government agency securities	142.6	3.2	2.22%	128.1	2.7	2.11%
CMOs and mortgage backed securities	4,927.2	119.1	2.42%	4,327.8	96.2	2.22%
Municipals (TE)	947.6	30.1	3.18%	968.1	37.0	3.82%
Other securities	3.6	0.1	2.62%	18.8	0.4	1.92%
Total securities (TE) (m)	6,021.0	152.5	2.53%	5,442.8	136.3	2.50%
Total short-term investments	163.3	2.8	1.70%	363.1	3.5	0.95%
Average earning assets yield (TE)	$25,588.4	$1,044.4	4.08%	$24,108.7	935.0	3.88%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,946.8	$41.7	0.52%	$7,746.2	29.4	0.38%
Time deposits	3,275.7	51.9	1.59%	2,642.8	28.0	1.06%
Public funds	2,849.3	37.1	1.30%	2,664.9	19.2	0.72%
Total interest-bearing deposits	14,071.8	130.7	0.93%	13,053.9	76.6	0.59%
Short-term borrowings	2,190.8	36.1	1.65%	2,006.9	15.7	0.78%
Long-term debt	266.9	12.6	4.73%	384.1	16.0	4.16%
Total borrowings	2,457.7	48.7	1.98%	2,391.0	31.7	1.33%
Total interest-bearing liabilities cost	16,529.5	179.4	1.09%	15,444.9	108.3	0.70%
Net interest-free funding sources	9,058.9			8,663.8
Total cost of funds	25,588.4	179.4	0.70%	24,108.7	108.3	0.45%
Net Interest Spread (TE)		$865.0	3.00%		$826.7	3.18%
Net Interest Margin (TE)	$25,588.4	$865.0	3.38%	$24,108.7	$826.7	3.43%

(k) Taxable equivalent (TE) amounts are calculated using a marginal federal tax rate of 21% for the twelve months ended December 31, 2018 and 35% for the twelve months ended December 31, 2017.
(l) Includes nonaccrual loans.
(m) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
Nonaccrual loans (n)	$187,295	$201,646	$252,800	$187,295	$252,800
Restructured loans - still accruing	139,042	162,189	120,493	139,042	120,493
Total nonperforming loans	326,337	363,835	373,293	326,337	373,293
ORE and foreclosed assets	26,270	27,475	27,542	26,270	27,542
Total nonperforming assets	$352,607	$391,310	$400,835	$352,607	$400,835
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.76%	2.00%	2.11%	1.76%	2.11%
Accruing loans 90 days past due (o)	$5,589	$24,460	$27,766	$5,589	$27,766
Accruing loans 90 days past due as a percent of loans (o)	0.03%	0.13%	0.15%	0.03%	0.15%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.79%	2.12%	2.25%	1.79%	2.25%
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$214,550	$214,530	$223,122	$217,308	$229,418
Provision for loan losses	8,100	6,872	14,986	36,116	58,968
Decrease in allowance as a result of sale of subsidiary	—	—	—	(6,648)	—
Decrease in FDIC loss share receivable	—	—	—	—	(2,526)
Charge-offs	(30,809)	(9,878)	(25,328)	(74,622)	(87,261)
Recoveries	2,673	3,026	4,528	22,360	18,709
Net charge-offs	(28,136)	(6,852)	(20,550)	(52,262)	(68,552)
Ending Balance	$194,514	$214,550	$217,308	$194,514	$217,308
Allowance for loan losses as a percent of period-end loans	0.97%	1.10%	1.14%	0.97%	1.14%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	58.60%	55.25%	54.18%	58.60%	54.18%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$24,253	$3,205	$14,017	$35,077	$41,877
Residential mortgage loans	(296)	(1,055)	(371)	(1,565)	2,041
Consumer loans	4,179	4,702	7,154	18,750	24,634
Total net charge-offs	$28,136	$6,852	$20,800	$52,262	$68,552
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.65%	0.09%	0.39%	0.24%	0.30%
Residential mortgage loans	(0.04)%	(0.15)%	(0.06)%	(0.06)%	0.08%
Consumer loans	0.78%	0.89%	1.35%	0.89%	1.18%
Total net charge-offs as a percentage of average loans	0.56%	0.14%	0.44%	0.27%	0.37%

(n) Included in nonaccrual loans are nonaccruing restructured loans totaling $85.5 million, $92.7 million and $99.2 million at 12/31/2018, 9/30/2018 and 12/31/2017, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(o) Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $8.7 million and $6.1 million as of December 31, 2018 and September 30, 2018, respectively.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Nonaccrual loans (n)	$187,295	$201,646	$241,681	$275,179	$252,800
Restructured loans - still accruing	139,042	162,189	152,507	166,520	120,493
Total nonperforming loans	326,337	363,835	394,188	441,699	373,293
ORE and foreclosed assets	26,270	27,475	22,342	26,630	27,542
Total nonperforming assets	$352,607	$391,310	$416,530	$468,329	$400,835
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.76%	2.00%	2.15%	2.45%	2.11%
Accruing loans 90 days past due (o)	$5,589	$24,460	$7,941	$12,724	$27,766
Accruing loans 90 days past due as a percent of loans	0.03%	0.13%	0.04%	0.07%	0.15%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.79%	2.12%	2.19%	2.52%	2.25%
Allowance for loan losses	$194,514	$214,550	$214,530	$210,713	$217,308
Allowance for loan losses as a percentage of period-end loans	0.97%	1.10%	1.11%	1.10%	1.14%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	58.60%	55.25%	53.35%	46.37%	54.18%
Provision for loan losses	8,100	6,872	$8,891	$12,253	$14,986
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$24,253	$3,205	$1,749	$5,870	$14,017
Residential mortgage loans	(296)	(1,055)	(290)	76	(371)
Consumer loans	4,179	4,702	3,615	6,254	7,154
Total net charge-offs	$28,136	$6,852	$5,074	$12,200	$20,800
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.65%	0.09%	0.05%	0.17%	0.39%
Residential mortgage loans	(0.04)%	(0.15)%	(0.04)%	0.01%	(0.06)%
Consumer loans	0.78%	0.89%	0.70%	1.22%	1.35%
Total net charge-offs as a percentage of average loans	0.56%	0.14%	0.11%	0.26%	0.44%
AVERAGE LOANS
Commercial & real estate loans	$14,794,875	$14,542,281	$14,380,941	$14,224,370	$14,096,091
Residential mortgage loans	2,888,261	2,816,151	2,754,292	2,718,413	2,642,308
Consumer loans	2,134,593	2,106,207	2,058,001	2,085,707	2,101,138
Total average loans	$19,817,729	$19,464,639	$19,193,234	$19,028,490	$18,839,537

(n) Included in nonaccrual loans are nonaccruing restructured loans totaling $85.5 million, $92.7 million, $98.8 million, $118.0 million and $99.2 million at 12/31/2018, 9/30/2018, 6/30/2018, 3/31/18 and 12/31/17, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(o) Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $8.7 million, $6.1 million, $1.9 million, and $13.7 million as of December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018 respectively.

HANCOCK WHITNEY CORPORATION
Appendix A To the Earnings Release
Reconciliation of Non-GAAP Measures

CORE NET INTEREST INCOME (TE) AND CORE NET INTEREST MARGIN (TE)
	Three Months Ended					Twelve Months Ended
(dollars in thousands)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Net interest income	$217,433	$214,194	$211,547	$205,664	$208,047	$848,838	$792,312
Taxable equivalent adjustment (p)	4,038	4,095	4,081	3,963	8,949	16,177	34,390
Net interest income (TE)	221,471	218,289	215,628	209,627	216,996	865,015	826,702
Purchase accounting adjustments:
Net loan discount accretion (q)	5,196	5,415	6,376	7,108	8,280	24,095	29,809
Net investment premium amortization (r)	(190)	(221)	(259)	(315)	(320)	(985)	(1,536)
Net purchase accounting accretion	5,006	5,194	6,117	6,793	7,960	23,110	28,273
Net interest income (TE) - core	$216,465	$213,095	$209,511	$202,834	$209,036	$841,905	$798,429
Average earning assets	$26,011,183	$25,832,372	$25,391,025	$25,106,283	$24,812,676	$25,588,372	$24,108,711
Net interest margin (TE)	3.39%	3.36%	3.40%	3.37%	3.48%	3.38%	3.43
Net purchase accounting adjustments	0.08%	0.08%	0.09%	0.11%	0.13%	0.09%	0.12
Net interest margin (TE) - core	3.31%	3.28%	3.31%	3.26%	3.35%	3.29%	3.31

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Twelve Months Ended
(dollars in thousands)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Net interest income	$217,433	$214,194	$211,547	$205,664	$208,047	$848,838	$792,312
Noninterest income	74,538	75,518	68,832	66,252	69,688	285,140	267,781
Total revenue	$291,971	$289,712	$280,379	$271,916	$277,735	$1,133,978	$1,060,093
Taxable equivalent adjustment	4,038	4,095	4,081	3,963	8,949	16,177	34,390
Nonoperating revenue	(604)	—	—	1,145	—	541	(4,352)
Operating revenue (TE)	$295,405	$293,807	$284,460	$277,024	$286,684	$1,150,696	$1,090,131
Noninterest expense	(179,366)	(181,187)	(184,402)	(170,791)	(168,063)	(715,746)	(692,691)
Nonoperating expense	2,458	4,827	15,805	5,853	—	28,943	28,473
Operating pre-provision net revenue (TE)	$118,497	$117,447	$115,863	$112,086	$118,621	$463,893	$425,913

OPERATING EARNINGS PER SHARE - DILUTED
	Three Months Ended					Twelve Months Ended
(in thousands, except per share amounts)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Net Income	$96,240	$83,878	$71,177	$72,475	$55,449	$323,770	$215,632
Net income allocated to participating securities	(1,691)	(1,544)	(1,328)	(1,366)	(1,104)	(5,929)	(4,670)
Net income available to common shareholders	94,549	82,334	69,849	71,109	54,345	317,841	210,962
Nonoperating items, net of applicable income tax	1,465	3,813	12,486	5,782	—	23,546	15,679
Income tax resulting from re-measurement of deferred tax asset	—	—	—	—	19,520	—	19,520
Nonoperating items allocated to participating securities	(26)	(71)	(233)	(109)	(390)	(439)	(731)
Operating earnings available to common shareholders	$95,988	$86,076	$82,102	$76,782	$73,475	$340,948	$245,430
Weighted average common shares - diluted	85,677	85,539	85,483	85,423	85,303	85,521	84,963
Earnings per share - diluted	$1.10	$0.96	$0.82	$0.83	$0.64	$3.72	$2.48
Operating earnings per share - diluted	$1.12	$1.01	$0.96	$0.90	$0.86	$3.99	$2.89

(p) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three and twelve months ended December 31, 2018 and the three months ended September 30, 2018, June 30, 2018 and March 31, 2018, and 35% for the three and twelve months ended December 31, 2017.

(q) Includes net loan discount accretion arising from business combinations.
(r) Includes net investment premium amortization arising from business combinations.